Exhibit 1.1

EXECUTION COPY

Five Star Quality Care, Inc.

10,000,000 Shares

Common Stock

UNDERWRITING AGREEMENT

June 15, 2011

UNDERWRITING AGREEMENT

June 15, 2011

Jefferies & Company, Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

As Representatives of the several Underwriters

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York, 10022

c/o Citigroup Global Markets Inc.

388 Greenwich Street, 33rd Floor

New York, New York 10013

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Five Star Quality Care, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Jefferies & Company, Inc., Citigroup Global Markets Inc. and UBS Securities LLC, are acting as representatives (the “Representatives”) an aggregate of 10,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”).  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,500,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement (file number 333-163060) on Form S-3 under the Act (the “universal shelf registration statement”), including a prospectus relating to, among other things, debt securities, shares of common and preferred stock, depositary shares, warrants and stock purchase contracts and equity units of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission.  Such universal shelf registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act.  Such universal shelf registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in the universal shelf registration statement, as so amended, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

Except where the context otherwise requires, the term “Registration Statement” as used in this Agreement means the universal shelf registration statement, as amended at the time it became effective for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated by reference or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.  If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement.  Any such Abbreviated Registration Statement shall be filed by the Company with the Commission and become effective no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares.

Except where the context otherwise requires, the term “Basic Prospectus” as used in this Agreement means the prospectus dated November 27, 2009, included in the universal shelf registration statement.  Except where the context otherwise requires, the term “Prepricing Prospectus” as used in this Agreement means each preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Shares.  Except where the context otherwise requires, the term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act.  Except where the context otherwise requires, the term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Annex A hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  Each Underwriter represents, severally and not jointly, that it has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Basic Prospectus, including without limitation the documents incorporated by reference therein as of the time of sale (as defined below), together with any Prepricing Prospectus, together with the information included on Annex B hereto and any combination of one or more of the Permitted Free Writing Prospectuses, if any, listed on Annex A.

Any reference in this Agreement to the universal shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, in each case as amended (as amended, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference in this Agreement to the term “amend,” “amendment” or “supplement” with respect to the universal shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, any Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $4.70 per Share (the “purchase price per share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such number of Firm Shares increased as set forth in Section 8 hereof),  provided, however, that the purchase price per share for the 1,000,000 Shares to be sold to Senior Housing Properties Trust shall be $5.00 per Share.

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Company and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by you on behalf of the several Underwriters at any time and from time to time in whole or in part on or before the 30th day following the date hereof by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).

As used herein “business day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 21, 2011 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are actually made is hereinafter called the “time of purchase.” For purposes of this Agreement, 7 P.M. on June 15, 2011 shall be referred to as the “time of sale.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares.  The time at which such payment and delivery are actually made is hereinafter called the “additional time of purchase.”  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.             Representations and Warranties of the Company.  The Company represents and warrants as of the date of this Agreement, as of the time of sale, as of the time of purchase and as of the additional time of purchase, if any, to each of the Underwriters that:

(a)           no order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.  The Registration Statement has become effective under the Act; to the knowledge of the Company after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction;

(b)           (i) the Company is eligible to use Form S-3 and the offering of the Shares complies and will comply with the requirements of Rule 415 under the Act including, without limitation, Rule 415(a)(5); (ii) each part of the Registration Statement, and also any Abbreviated Registration Statement, when it became effective, complied, or with respect to any part of the Registration Statement or any Abbreviated Registration Statements that have not yet become effective, will comply at the time of effectiveness, and as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with applicable requirements of the Act and the Exchange Act; (iii) each part of the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) each Prepricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (v) the Disclosure Package, as of the time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, in all material respects with the requirements of the Act; (vii)  each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (viii) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the` time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and continues through the time of the filing of the Prospectus with the Commission did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein;

(c)           (i) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Basic Prospectus, any Prepricing Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus; (ii) the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; (iii) assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), (iv) the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, (v) the Prepricing Prospectus dated June 8, 2011 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (vi) neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act, (vii)  the Company is not an

“ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, (viii) the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)           the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e)           as of the date of this Agreement, the Company has, and as of the time of purchase and any additional time of purchase, as the case may be, the Company will have, an authorized capitalization as set forth in, or contemplated by, the sections of the Registration Statement, any Prepricing Prospectus and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); as of the date of this Agreement the Company has an outstanding capitalization as set forth in, or contemplated by, the sections of the Registration Statement, any Prepricing Prospectus and the Prospectus entitled “Capitalization” and as of the time of purchase and the additional time of purchase, as the case may be, there shall not have been any changes since the date of this Agreement in the Company’s outstanding capitalization, except for the issuance of Additional Shares at any additional time of purchase and differences which are not material; all of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

(f)            the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any,

and to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(g)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not, (i) individually or in the aggregate, have a material adverse effect on the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of (i) or (ii), a “Material Adverse Effect”);

(h)           except as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company owns 100% of the outstanding capital stock or other equity interests of its subsidiaries (as defined in the Act) (the “Subsidiaries”); except for the Subsidiaries or as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, limited liability company, association or other entity; each of the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate, trust, partnership or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Subsidiaries identified in Schedule B attached hereto (each a “Significant Subsidiary”) are the only Subsidiaries of the Company that are significant subsidiaries (as such term is defined by Rule 1-02(w) of Regulation S-X) of the Company; complete and correct copies of the charter and bylaws or other organizational documents of the Company and each of the Significant Subsidiaries and all amendments thereto have been made available to you; each Subsidiary that is not a Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; each Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction listed on Schedule B hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect

(i)            this Agreement has been duly authorized, executed and delivered by the Company;

(j)            the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof included or incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; the certificates, if any, evidencing the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland General Corporation Law (the “MGCL”);

(k)           the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

(l)            except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation or default, a “Default Event”), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected or (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of any other transactions contemplated hereby, does not constitute and will not result in a Default Event under, or result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any property or assets of the Company pursuant to (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject, (y) under any applicable law, regulation or rule or (z) under any decree, judgment or order of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries’ properties, except, in the case of clauses (x), (y) and (z) for such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(n)           no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board,

body, authority or agency, or with the NYSE, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of any other transactions contemplated hereby (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Prepricing Prospectus and the Prospectus, other than registration of the offer and sale of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(o)           except as set forth in the Registration Statement, each Disclosure Package and the Prospectus: (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares; (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

(p)           Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q)           all legal or governmental proceedings, affiliate or other related party transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), contracts, leases or documents of a character required to be described in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement the Prepricing Prospectus, the Prospectus or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required;

(r)            except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective owned properties is subject which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect and (ii) to the Company’s knowledge, there are no legal or governmental proceedings pending or threatened of which any of the properties operated by the Company or any of the Subsidiaries is subject which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect; without limiting the foregoing, the Company and the Subsidiaries are in compliance with applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, except for such provisions the violation of which would not, individually or in the aggregate, have a Material Adverse Effect; no individual with an ownership or control interest, as defined in 42 U.S.C. § 1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C. § 1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C. § 1320a-7(b)(8)(B), except as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company’s and each of the Subsidiaries’ business practices are in compliance with federal or state laws regarding physician ownership of (or financial relationships with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services, except for those laws, the violation of which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Prospectus, there are no Medicare, Medicaid or any other recoupment or recoupments of any governmental or private health care payor being sought, requested or claimed or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, which, individually or in the aggregate, would result in a Material Adverse Effect; and

(s)           to the Company’s knowledge and except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which any lessor or manager of any property operated by the Company is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(t)            except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has received from any governmental authority written notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry (“Health Care Laws”) or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) to the Company’s knowledge, there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses (i) and (ii), would, individually or in the aggregate, have a Material Adverse Effect;

(u)           to the Company’s knowledge and except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, (i) there is no violation of any local, state or federal law, rule or regulation (including, without limitation, Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired or leased any of its properties (a “seller”), or any sublessee or manager of any of their respective properties or any part thereof and (ii) there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses (i) and (ii) would, individually or in the aggregate, have a Material Adverse Effect;

(v)           no written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries has been received, or, to the Company’s knowledge, threatened, that if consummated would, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, no lessor, seller, sublessee or manager of any property, or portion thereof, of the Company or any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof owned by the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(w)          the Company and each of the Subsidiaries has good and marketable title to all real and personal property owned by it as described in the Registration Statement, each Disclosure Package and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, each Disclosure Package and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other similar laws, affecting the enforcement of creditor’s rights generally and by general equitable principles, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(x)            the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the managers, lessors or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, except as described in the Registration Statement, each Disclosure Package and the Prospectus, except where the failure to obtain such permits would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the managers, lessors or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect;

(y)           the financial statements of the Company, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, to the extent that such statements and data are required to be so included, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; all disclosures contained in the Registration Statement, the Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any Incorporated Document regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), not disclosed in the Registration Statement, the Prepricing Prospectus and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prepricing Prospectus and the Prospectus that are not included as required;

(z)            subsequent to the respective dates as of which information is given in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any material change in the outstanding capital stock or material change in outstanding indebtedness of the Company or the Subsidiaries (other than in connection with the closing of pending acquisitions as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus), (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement, each Disclosure Package and the Prospectus;

(aa)         each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility or are self-insured against such losses and risks and in such amounts as are customary in the business in which they are engaged, except as described in the Registration Statement, each Disclosure Package and the Prospectus; except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(bb)         except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Prepricing Prospectus, the

Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(cc)         Senior Living Insurance Company Ltd. (the “Insurance Subsidiary”) and, to the Company’s knowledge, Affiliates Insurance Company hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business (the “Insurance Licenses”)) as are necessary to the conduct of their business as described in the Registration Statement, each Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would, individually or in the aggregate, have a Material Adverse Effect;

(dd)         neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ee)         neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Registration Statement, the Prepricing Prospectus and the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prepricing Prospectus and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)           the Company has obtained for the benefit of the Underwriters an agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of Senior Housing Properties Trust, Barry M. Portnoy, Gerard M. Martin and the executive officers of the Company; the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Jefferies & Company, Inc. (“Jefferies”);

(gg)         neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, each Disclosure Package or the Prospectus;

(hh)         neither the Company nor its Subsidiaries are involved in any labor dispute or disturbance nor is any such dispute or disturbance threatened, except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)           the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(jj)           any statistical and market-related data included in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(kk)         the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ll)           the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act);  such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors have been advised by the Company’s Chief Executive Officer and Chief Financial Officer of (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in the Company’s internal control over financial reporting have been identified for the Company’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in the Company’s internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct as of the dates such statements were made; the Company, the Subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(mm)       the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(nn)         the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed; such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided; all payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform would not, individually or in the aggregate, have a Material Adverse Effect; the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; there have been no tax deficiencies asserted and, to the Company’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(oo)         the outstanding shares of Common Stock are, and the Shares will be, subject to satisfactory distribution information, listed on the NYSE;

(pp)         other than as set forth in the Registration Statement, each Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their business as described in the Registration Statement, each Disclosure Package and the Prospectus;

(qq)         the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect, and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

(rr)           neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, except as would not, individually or in the aggregate have a Material Adverse Effect.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and

to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Prepricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which you shall object in writing;

(d)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or for any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

(e)           to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) upon request, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the

Company or any of the Subsidiaries, in each case as soon as such communications, documents or information become available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible through EDGAR;

(f)            to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required under the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of the Shares, which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(g)           to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than 16 months after the date of this Agreement, an earnings statement of the Company satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(h)           to furnish to you two conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient additional conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i)            to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(j)            to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(k)           to comply with Rule 433(g) under the Act;

(l)            to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, each Prospectus Supplement, the Prospectus, each

Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), each relating to the offer and sale of the Shares, (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the filing for review of the public offering of Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations under this Agreement;

(m)          for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares and before filing with the Commission subsequent to the effective date of the Registration Statement, to furnish to you a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(n)           not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to the Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of Jefferies, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of outstanding options or warrants as disclosed in the Registration Statement, each Prepricing Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement, each Prepricing Prospectus and the Prospectus, (D) issuances of Common Stock to the directors and officers of the Company and directors, officers and employees of Reit Management & Research LLC pursuant to the Company’s 2001 Stock Option and Stock Incentive Plan described in the Registration Statement, each Prepricing Prospectus and the Prospectus and (E) issuances of Common Stock as partial or full payment for businesses directly or indirectly acquired or to be acquired by the Company or its Subsidiaries, provided that the Company shall have conditioned such issuances of Common Stock upon agreement of the recipients to the restrictions of this paragraph, provided, however, that if (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions set forth in this Section 4(n) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(o)           subject to Section 4(c) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

(p)           to use its best efforts to cause the Shares to be listed on the NYSE;

(q)           to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for the Common Stock;

(r)            prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent, which shall not be unreasonably withheld; and

(s)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

5.             Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii)(A), (ii)(C), (ii)(D) or (ii)(E) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.             Conditions to Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase and the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey & LeBoeuf LLP, counsel for the Underwriters.  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may limit such opinion to matters of federal, Massachusetts and New York law and, as to matters governed by Maryland law, may rely upon the opinion, dated as of the time of purchase and the additional time of purchase, as the case may be, of Venable LLP delivered pursuant to Section 6(b) of this Agreement, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters.  In addition, in rendering such opinion, such counsel may state that their opinion as to the laws of the State of Delaware is limited to the Limited Liability Company Act of the State of Delaware and that their opinion with respect to the qualification of the Company and its Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(b)           The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey & LeBoeuf LLP, counsel for the Underwriters.

(c)           You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus and other related matters as the Underwriters may require.  In addition, Dewey & LeBoeuf LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

(d)           You shall have received from Ernst & Young LLP letters addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Jefferies, and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, the Prepricing Prospectus and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, and (ii) the time of purchase and the additional time of purchase, as the case may be, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e)           No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

(f)            The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M. New York City time on the second full business day after the date of this Agreement or such earlier time as may be required under the Act, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M. New York City time, on the date of this Agreement.

(g)           Prior to the time of purchase and the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prepricing Prospectuses or the Prospectus, and no amendment or supplements thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of any intended or potential downgrading or any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, (ii) no material and adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (iii) no transaction which is material and adverse to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any of the Subsidiaries.

(i)            You shall have received the letters referred to in Section 3(ff) hereof.

(j)            The Company will, at the time of purchase and additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company’s executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f), (g) and (h) of this Section 6 have been met.

(k)           The Shares shall have been approved for listing for quotation on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l)            The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Company’s Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(m)          The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective.  Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you, or by you, as representatives of the Underwriters, by notifying the Company.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Jefferies, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in Jefferies’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE Amex or the Nasdaq Stock Market Inc.; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in Jefferies’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package and the Prospectus.

If Jefferies elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Firm Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase or the additional time of purchase, as the case may be, for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or in the Disclosure Package or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the

Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers, agents and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus or the Disclosure Package, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “ Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a) and (b) of this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise.  Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors, officers, employees or agents or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers, directors, employees or agents of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to (i) Jefferies & Company, Inc., 520 Madison Avenue, New York, New York, 10022, fax: (212) 284-2280, Attention: Equity Capital Markets, with a copy to the General Counsel, (ii) Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and (iii) UBS Securities LLC, 299 Park Avenue, New York, New York 10171, or via fax at (212) 821-4610, Attention: Equity Capital Markets, with a copy to the General Counsel via fax at (212) 821-4042; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: Bruce J. Mackey Jr., President and Chief Executive Officer.

11.           Information Furnished by the Underwriters.  The statements set forth in the fifth, eighth and ninth paragraphs and in the section “Price Stabilization, Short Positions,” each under the caption “Underwriting” in the Prospectus Supplement, insofar as such statements relate to (a) electronic delivery of prospectuses, (b) the amount of selling concession, (c) sales of shares made outside of the United States may be made by the Underwriters’ affiliates and (d) price stabilization and short positions, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

12.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors or officers, referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principals and not as the agents or fiduciaries of the Company and the Underwriters have not assumed and will not assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the several Underwriters.

Very truly yours,

FIVE STAR QUALITY CARE, INC.

By:	/s/ Travis K. Smith
Name: Travis K. Smith
Title: Vice President, General Counsel and Secretary

Accepted and agreed to as of the date

first above written:

JEFFERIES & COMPANY, INC.

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

As Representatives of the several Underwriters

By:	JEFFERIES & COMPANY, INC.

By:	/s/ Sage N. Kelly
Name: Sage N. Kelly
Title: Global Head of Healthcare Investment Banking

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew Greenberger
Name: Matthew Greenberger
Title: Managing Director

By:	UBS SECURITIES LLC

By:	/s/ Les Franks
Name: Les Franks
Title: Managing Director

By:	/s/ Darshan Prabhu
Name: Darshan Prabhu
Title: Associate Director

SCHEDULE A

Underwriter	Number of Firm Shares

Jefferies & Company, Inc.	3,456,251
Citigroup Global Markets Inc.	1,975,000
UBS Securities LLC	1,975,000
Morgan Keegan & Company, Inc.	740,625
RBC Capital Markets, LLC	740,625
Stifel, Nicolaus & Company, Incorporated	740,625
Davenport & Company LLC	123,437
JMP Securities LLC	123,437
Comerica Securities, Inc.	25,000
SMBC Nikko Capital Markets Limited	25,000
Janney Montgomery Scott LLC	25,000
PNC Capital Markets LLC	25,000
Santander Investment Securities LLC	25,000

Total	10,000,000

SCHEDULE B

Company and Jurisdiction of Incorporation	Jurisdiction of Foreign Qualification

Five Star Quality Care, Inc (Maryland)	Massachusetts Ohio

Significant Subsidiaries and Jurisdiction of Incorporation	Jurisdictions of Foreign Qualification

Five Star Brookside LLC (Delaware)	Kentucky

Five Star Crossing LLC (Delaware)	Indiana

Five Star Quality Care-CO, Inc. (Maryland)	None

Five Star Quality Care-Colorado, LLC (Delaware)	Colorado

Five Star Quality Care-GHV, LLC (Maryland)	Pennsylvania

Five Star Quality Care-NS Operator, LLC (Maryland)	New Jersey Pennsylvania Wisconsin

* Five Star Quality Care-OBX Operator, LLC (Maryland)	Arizona Indiana North Carolina South Carolina

Five Star Quality Care-Somerford, LLC (Maryland)	None

Five Star Quality Care-WI, LLC (Delaware)	Wisconsin

FSQ, Inc. (Delaware)

Arizona
California
Colorado
Connecticut
Florida
Georgia
Indiana
Iowa
Kansas
Kentucky
Maryland
Massachusetts
Michigan
Missouri
Nebraska
New Jersey
New Mexico
North Carolina
Ohio

Pennsylvania
South Carolina

Texas
Wisconsin
Wyoming

FVEST.JOE, Inc. (Delaware)	Missouri

Five Star Remington Club LLC (Delaware)	California

Five Star Woodlands LLC (Delaware)	Texas

FS Tenant Pool I Trust (Maryland)	Delaware Florida Massachusetts New Mexico South Carolina Texas

Five Star Montebello LLC (Delaware)	New Mexico

Five Star Rehabilitation and Wellness Services, LLC (Maryland)	Florida Kansas Kentucky Missouri Nebraska North Carolina South Carolina Virginia

LifeTrust America, Inc. (Tennessee)	Georgia

The Heartlands Retirement Community - Ellicott City II, Inc. (Maryland)	None

EXHIBIT A

Five Star Quality Care, Inc.

Shares of Common Stock ($0.01 Par Value)

June     , 2011

Jefferies & Company, Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York, 10022

c/o Citigroup Global Markets Inc.

388 Greenwich Street, 33rd Floor

New York, New York 10013

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This Lock-up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between Five Star Quality Care, Inc. (the “Company”) and you and the other underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), with respect to the public offering (the “Offering”) of [•] shares of common stock, $0.01 par value, of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of 90 days after the date of the final prospectus supplement relating to the Offering the undersigned will not, without the prior written consent of Jefferies & Company, Inc. (“Jefferies”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the

Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any other shares of the Company that are substantially similar to the Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The foregoing restrictions shall not apply to (a) the registration of or sale to the Underwriters of any Common Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for a period from the date hereof until the end of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Jefferies, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

[Name of Signatory]

ANNEX A

Permitted Free Writing Prospectuses

None

A-1

ANNEX B

1. Public Offering Price: $5.00 per share

2. Number of Shares Offered: 10,000,000

B-1